10f-3 Exhibit		Compliance Detail

Issuer Name + CUSIP #
Catalent Inc.    148806102

Trade Date
07/30/2014

List of Underwriters
Morgan Stanley
J.P. Morgan
BofA Merrill Lynch
Goldman, Sachs & Co.
Jefferies
Deutsche Bank Securities
Blackstone Capital Markets
Piper Jaffray
Raymond James
Wells Fargo Securities
William Blair
Evercore

Was the security: 33 Act Registration, Eligible
Municipal Security, Eligible Government offering,
Foreign Offering, or Eligible 144A offering?
Yes

Was security offered under a firm commitment underwriting? (Must be 'YES')
Yes

Is an affiliated b/d a Sr. Manager or Co-Manager?
Yes

If yes, did the affiliate benefit directly or indirectly (Must be NO)
No

Name of Affiliate:
Goldman, Sachs & Co.

Underwriter(s) or Dealer(s) from Whom Purchased
(Non-affiliates):
Morgan Stanley

Sector or Industry:
Healthcare-Products

Date of First Offering:
07/30/2014

Ratings:
N/A

Maturity Date:
N/A

Coupon:
N/A

Unit Price:
$20.500

Underwriting Spread per Unit:
$1.025

Gross Spread as a % of Price:
5.000%

Yield:
N/A

Yield to Maturity:
N/A

Principal Amount of Offering:
$871,250,000

Subordination Features:
Common Stock

Years of Continued Operation > 3:
Yes


The Sub-adviser attests that the commission, spread or profit with respect to the
transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.
The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%. [If an eligible 144A offering, must be less than 25% of the "144A
offering plus any concurrent public offering]	PLEASE INDICATE
PERCENTAGE
4.7250%

LIST EACH PARTICIPATING FUND
            Percent of Offering             Dollar Value of Offering
             Purchased by Fund                Purchased by Fund

PI LLC FUND NAME

AST Goldman Sachs Small Cap Value Portfolio
                 .5251%                         $4,575,087.50

PSF SP Small Cap Value Portfolio (Goldman Sachs sleeve)
                 .0731%                         $636,525.00

Total Purchased for Prudential Funds which Sub-Adviser Manages
                 .5982%                         $5,211,612.50

Total Percent Purchased by all PI LLC Funds and
private advisory accounts over which subadviser has
investment discretion [To be completed by PI]
              .5982%                           $5,211,612.50